EXHIBIT 21.1


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                         Subsidiaries of the Registrant


1.       Profit Thru Telecommunications (Europe) Limited

2.       Talidan Limited

3.       Harbor City Corporation, t/a ACC Telecom

4.       Talidan USA, Inc.

5.       Victoria Station Miami, Inc.

6.       Electronic Card Processing, Inc.



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